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                                       LECLAIR RYAN
    ALEXANDRIA OFFICE:          A PROFESSIONAL CORPORATION                BRADLEY A. HANEBERG
TELEPHONE: (703) 684-8007            ATTORNEYS AT LAW
                           ELEVENTH FLOOR, 707 EAST MAIN STREET        Direct Dial: (804) 343-4180
   BLACKSBURG OFFICE:            RICHMOND, VIRGINIA 23219               Direct Fax: (804) 783-7642
TELEPHONE: (540) 961-2762                                          E-MAIL: BHANEBERG@LECLAIRRYAN.COM
                                TELEPHONE: (804) 783-2003
 CHARLOTTESVILLE OFFICE:        FACSIMILE: (804) 783-2294                  FILE NUMBER:
TELEPHONE: (804) 971-7771

    INNSBROOK OFFICE:
TELEPHONE: (804) 270-0070

     NORFOLK OFFICE:
TELEPHONE: (757) 624-1454
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                               December 15, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Commonwealth Biotechnologies, Inc.
          Registration Statement on Form S-3
          Registration No. 333-51078

Ladies and Gentlemen:

          In our capacity as counsel to Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), we have examined the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Company under the Securities Act of 1933, as amended, relating to registration of the resale of up to 868,552 shares (the "Resale Stock") of the Common Stock, without par value, of the Company (the "Common Stock"). In this regard, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

          Based upon the foregoing, we are of the opinion that the Resale Stock, to the extent actually issued, will be duly and validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                 Very truly yours,

                                 LeClair Ryan, A Professional Corporation

                                 By: /s/ Bradley A. Haneberg
                                     Vice President